Exhibit 99.1

Press Release
2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331 www.franklincovey.com

FRANKLIN COVEY ANNOUNCES FISCAL 2014 FIRST QUARTER RESULTS

Results Reflect Continued Strong Momentum in the Company's Business and
Strong Growth in Both Revenue and Adjusted EBITDA Over the Last Four Quarters
Continued Strong Bookings Results in Largest Pipeline Ever at the End of a First Quarter
Second Strongest First Quarter Sales for Company's Current Business

Salt Lake City, Utah – Franklin Covey Co. (NYSE: FC), a global performance improvement company that creates and distributes world-class content, training, processes, and tools that organizations and individuals use to transform their results, today announced financial results for its fiscal first quarter ended November 30, 2013.

Financial Highlights

▪
Revenue:  Consolidated revenue for the first quarter of fiscal 2014 was the second strongest ever for the Company’s current business.  First quarter fiscal 2014 revenue decreased 1% to $43.4 million, compared with $44.1 million in the prior year.  Revenue increases in the Company’s U.S./Canada direct offices, Education practice, Sales Performance practice, and international licensee partner operations, were more than offset by declines in government services revenue, most of which shifted out of the first quarter into subsequent quarters due to the effects of the government shutdown; and to a decline in revenues from the Company’s foreign direct offices that were adversely impacted by foreign exchange rates.  For the trailing four quarters, consolidated revenues increased $15.3 million, or 9%, to $190.3 million.

▪
Gross profit:  First quarter gross profit increased to $30.0 million, with the Company’s gross margin increasing to 69.2% of sales compared with 67.1% in the prior year.  For the trailing four quarters, gross profit increased to $129.5 million, compared with $115.7 million for the corresponding period of the prior year.  The Company’s gross margin for the trailing four quarters ended November 30, 2013 was 68.0% compared with 66.1% for the preceding trailing four quarters.

▪
Adjusted EBITDA:  First quarter Adjusted EBITDA decreased $1.1 million to $6.0 million, compared with $7.1 million in the first quarter of the prior year, reflecting the above-noted shifting of government revenue into subsequent quarters; decreased direct foreign office revenues; and significant incremental growth investments.  For the trailing four quarters, Adjusted EBITDA increased to $30.3 million, compared with $27.8 million for the same period last year.

▪
Net Income:  First quarter net income decreased to $1.7 million compared with $2.9 million in the first quarter of fiscal 2013, reflecting the above-noted factors.  For the trailing four quarters, net income increased to $13.1 million, compared with $9.1 million during the four-quarter period ended December 1, 2012.

▪	Diluted EPS: Diluted EPS decreased to $.10 per share compared with $.15 per share for the first quarter of fiscal 2013.
▪
Booking Momentum:  The Company’s booking momentum continued to be strong in the first quarter, with its pipeline of Booked Days and Awarded Revenue increasing to $35.0 million, the Company’s largest-ever pipeline for a first quarter end.  The corporate pipeline increased from $28.2 million at December 1, 2012 to $31.5 million at November 30, 2013, while the government contract pipeline decreased by $2.2 million to $3.5 million at November 30, 2013.

▪
Adjusted EBITDA Outlook:  Given strong booking momentum, and the expected shift of postponed contractual government services’ revenue into subsequent quarters, the Company affirmed its previously-announced annual guidance range for Adjusted EBITDA of $35 million to $37 million.

Bob Whitman, Chairman and Chief Executive Officer, commented, “Coming off our best-ever fourth quarter (revenue growth of 21%, and Adjusted EBITDA growth of 30%) and fiscal year for our current business, we were pleased to continue our strong momentum during the first quarter of fiscal 2014.  Our U.S. direct offices, excluding Government services, posted their strongest first quarter ever, as did our Education and Sales Performance practices, and our international licensee partners.  Bookings in these operations were strong, and we finished the quarter with our largest-ever Pipeline of Booked Days and Awarded Revenue for a first quarter.  We were awarded the renewal of a large government agency contract in September, and expected to deliver millions of dollars of revenue related to that contract in the first quarter.  However, the government shutdown in October, and its slow restart, resulted in the need to reschedule nearly all of the training days from this contract into future quarters.  The postponed delivery of training on this renewed government contract, and for other government business, combined with decreases in our international direct office revenues that were significantly impacted by foreign exchange related issues, more than offset the growth in other areas of our business.  With the strength of our other operations during the quarter, our strong booking momentum, the size of our contractual pipelines, and the expected shift of government business into the other quarters of fiscal 2014, the outlook for the future direction of our business remains strong and we expect to have another outstanding year in fiscal 2014.”

Fiscal 2014 First Quarter Financial Results

Consolidated sales decreased by 1% to $43.4 million compared with $44.1 million in the first quarter of fiscal 2013.  For the quarter ended November 30, 2013 we had continued strong growth in our National Account practices fueled by significantly increased Sales Performance and Education practice sales, growth from our U.S./Canada regional direct offices (excluding our government services office), and from our international licensees.  Increased sales from these channels were offset during the quarter by 1) the United States government shutdown, which postponed the delivery of training services on a large government contract that was renewed in September and delayed the delivery of training on other government contracts; 2) a $2.2 million decrease in sales from the Company’s international direct offices that was exacerbated by the strengthening of the U.S. dollar, which had a $1.1 million adverse impact (primarily in Japan) on translated sales; and 3) the expiration of a large leasing contract at our corporate headquarters.  The Company believes that the postponed government services sales on the renewed contract will be recovered during the second and third quarters of fiscal 2014, but the recovery of other postponed governmental sales is dependent upon the resolution of uncertainties in government operations.  The adverse impact of the strengthening U.S. Dollar against the Japanese Yen on comparative periods is expected to last into the Company’s second quarter, but is expected to stabilize on a year-over-year basis in the second half of fiscal 2014.  The Company also obtained a new long-term leasing contract for vacant space that will improve leasing revenues during the remainder of fiscal 2014 when compared with the quarter ended November 30, 2013.

Gross profit increased to $30.0 million compared with $29.6 million in the first quarter of the prior year due to increased gross margin on sales during the quarter.  The Company’s gross margin for the quarter ended November 30, 2013 increased to 69.2% compared with 67.1% in the first quarter of the prior year.  The improved gross margin was primarily due to a $1.4 million intellectual property component of a large government contract that was renewed during the quarter.

Selling, general and administrative expenses (SG&A) increased $1.8 million compared with the first quarter of fiscal 2013.  The increase in SG&A expenses over the prior year was primarily due to 1) a $1.6 million increase primarily related to the addition of new sales-related personnel, marketing, and other advertising and promotional costs related to the Company’s strategic sales initiatives; and 2) a $0.8 million increase in non-cash share-based compensation expense primarily due to an equity award granted in the fourth quarter of fiscal 2013.  The Company continues to invest in new sales and sales-related personnel, and hired 17 new client partners at the beginning of fiscal 2014.  These new client partners are expected to ramp up during fiscal 2014 and provide incremental sales growth later in the fiscal year.  The Company is also heavily investing in new product development efforts, particularly related to the fiscal 2014 release of new and updated leadership content and corresponding marketing efforts to make the launch of these offerings successful.  The impact of these investments in the Company’s SG&A expenses was partially offset by a $0.5 million reduction in the fair value of estimated contingent earnout payments from the fiscal 2013 acquisition of NinetyFive 5, LLC and by $0.2 million of decreased bonus expense as financial targets were not met for the quarter ended November 30, 2013.

The Company’s depreciation expense increased by $0.1 million primarily due to the addition of new capital assets during the first quarter of fiscal 2014.  Amortization expense increased $0.4 million compared with the prior year due to the acquisition of NinetyFive 5 during the third quarter of fiscal 2013.

Increased operating expenses from the Company’s investments in additional sales personnel and other marketing expenses supporting strategic sales initiatives reduced the Company’s income from operations by $1.8 million to $3.5 million, compared with $5.3 million in the first quarter of fiscal 2013.  Net income decreased $1.2 million to $1.7 million, or $.10 per diluted share, compared with $2.9 million, or $.15 per diluted share in fiscal 2013.

The Company’s balance sheet and liquidity position remained healthy through the first quarter as the Company had $2.0 million in cash and cash equivalents at November 30, 2013 with no borrowings on its line of credit facility, compared with $12.3 million at August 31, 2013.  Net working capital of $36.1 million represents a $6.0 million increase compared with the quarter ended December 1, 2012, but a slight decrease compared with $38.2 million on August 31, 2013.

Earnings Conference Call

On Tuesday, January 7, 2014, at 5:00 p.m. Eastern time (3:00 p.m. Mountain time) Franklin Covey will host a conference call to review its financial results for the fiscal quarter ended November 30, 2013.  Interested persons may participate by dialing 800-708-4540 (International participants may dial 847-619-6397), access code: 36341362.  Alternatively, a webcast will be accessible at the following Web site: http://edge.media-server.com/m/p/igz87xiy.  A replay will be available from January 7 (7:30 pm ET) through January 14, 2014 by dialing 888-843-7419 (International participants may dial 630-652-3042), access code: 36341362#.  The webcast will remain accessible through January 14, 2014 on the Investor Relations area of the Company’s Web site at:  http://investor.franklincovey.com/phoenix.zhtml?c=102601&p=irol-IRHome.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including those statements related to the Company’s future results and profitability; expected Adjusted EBITDA in fiscal 2014; anticipated future sales; and goals relating to the growth of the Company.  Forward-looking statements are based upon management’s current expectations and are subject to various risks and uncertainties including, but not limited to: general economic conditions; the expected number of booked days to be delivered; market acceptance of new products or services and marketing strategies; the ability to achieve sustainable growth in future periods; and other factors identified and discussed in the Company’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission.  Many of these conditions are beyond the Company’s control or influence, any one of which may cause future results to differ materially from the Company’s current expectations, and there can be no assurance that the Company’s actual future performance will meet management’s expectations.  These forward-looking statements are based on management’s current expectations and the Company undertakes no obligation to update or revise these forward-looking statements to reflect events or circumstances subsequent to this press release.

Non-GAAP Financial Information

Refer to the attached table for the reconciliation of a non-GAAP financial measure, “Adjusted EBITDA,” to consolidated net income, the most comparable GAAP financial measure.  The Company defines Adjusted EBITDA as net income or loss from operations excluding the impact of interest expense, income tax expense, amortization, depreciation, share-based compensation expense, and certain other items such as adjustments to the fair value of expected earnout liabilities resulting from the acquisition of businesses.  The Company references this non-GAAP financial measure in its decision making because it provides supplemental information that facilitates consistent internal comparisons to the historical operating performance of prior periods and the Company believes it provides investors with greater transparency to evaluate operational activities and financial results.  We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking Adjusted EBITDA to GAAP measures because of our inability to project certain of the costs included in the calculation of Adjusted EBITDA.

About Franklin Covey Co.

Franklin Covey Co. (NYSE:FC) (www.franklincovey.com), is a global provider of training and consulting services in the areas of leadership, productivity, strategy execution, customer loyalty, trust, sales performance, government, education and individual effectiveness.  Over its history, Franklin Covey has worked with 90 percent of the Fortune 100, more than 75 percent of the Fortune 500, and thousands of small and mid-sized businesses, as well as numerous government entities and educational institutions.  Franklin Covey has more than 40 direct and licensee offices providing professional services in over 140 countries.

Investor Contact:	Media Contact:
Franklin Covey	Franklin Covey
Steve Young 801-817-1776 investor.relations@franklincovey.com	Debra Lund 801-817-6440 debra.lund@franklincovey.com

FRANKLIN COVEY CO.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per-share amounts, and unaudited)

	Quarter Ended
	November 30,	December 1,
	2013	2012

Net sales	$43,418	$44,061

Cost of sales	13,387	14,502
Gross profit	30,031	29,559

Selling, general, and administrative	24,752	22,943
Depreciation	784	702
Amortization	989	622
Income from operations	3,506	5,292

Interest expense, net	(417)	(452)
Discount on related party receivable	(142)	(147)
Income before income taxes	2,947	4,693

Income tax provision	(1,228)	(1,796)
Net income	$1,719	$2,897

Net income per common share:
Basic	$0.10	$0.16
Diluted	0.10	0.15

Weighted average common shares:
Basic	16,564	18,161
Diluted	16,859	19,275

Other data:
Adjusted EBITDA(1)	$6,021	$7,089

(1) The term Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation, and certain other items) is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results.
For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Income to Adjusted EBITDA as shown below.

FRANKLIN COVEY CO.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands and unaudited)

	Quarter Ended		Four-Quarter Period Ended
	November 30,	December 1,	November 30,	December 1,
	2013	2012	2013	2012
Reconciliation of net income to Adjusted EBITDA:
Net Income	$1,719	$2,897	$13,140	$9,075
Adjustments:
Interest expense, net	417	452	1,684	2,285
Discount on related party receivable	142	147	514	1,516
Income tax provision	1,228	1,796	4,511	6,292
Amortization	989	622	3,558	2,490
Depreciation	784	702	3,091	3,010
Share-based compensation	1,262	473	4,377	3,117
Reduction of contingent earnout liability	(520)	-	(520)	-
Other income, net	-	-	(21)	-

Adjusted EBITDA	$6,021	$7,089	$30,334	$27,785

Adjusted EBITDA margin	13.9%	16.1%

FRANKLIN COVEY CO.
Additional Sales Information
(in thousands and unaudited)

	Quarter Ended
	November 30,	December 1,
	2013	2012
Sales Detail by Category:
Training and consulting services	$41,335	$41,063
Products	1,326	1,943
Leasing	757	1,055

Total	$43,418	$44,061

Sales Detail by Region/Type:
U.S./Canada direct	$20,908	$21,759
International direct	6,225	8,431
Licensees	4,375	4,330
National account practices	8,854	6,172
Self-funded marketing	1,478	1,493
Other	1,578	1,876

Total	$43,418	$44,061

FRANKLIN COVEY CO.
Condensed Consolidated Balance Sheets
(in thousands and unaudited)

	November 30,	August 31,
	2013	2013
Assets
Current assets:
Cash	$2,002	$12,291
Accounts receivable, less allowance for
doubtful accounts of $811 and $982	46,705	52,684
Receivable from related party	1,789	3,305
Inventories	5,088	4,321
Deferred income taxes	4,666	4,685
Prepaid expenses and other current assets	4,285	3,822
Total current assets	64,535	81,108

Property and equipment, net	17,426	17,180
Intangible assets, net	59,648	60,654
Goodwill	16,135	16,135
Long-term receivable from related party	4,695	4,453
Other assets	12,005	9,875
	$174,444	$189,405

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of financing obligation	$1,177	$1,139
Accounts payable	7,815	9,294
Income taxes payable	-	1,365
Accrued liabilities	19,491	31,140
Total current liabilities	28,483	42,938

Financing obligation, less current portion	27,064	27,376
Other liabilities	5,664	6,106
Deferred income tax liabilities	6,896	6,479
Total liabilities	68,107	82,899

Shareholders' equity:
Common stock	1,353	1,353
Additional paid-in capital	204,639	210,227
Retained earnings	42,148	40,429
Accumulated other comprehensive income	1,608	1,686
Treasury stock at cost, 10,419 and 10,759 shares	(143,411)	(147,189)
Total shareholders' equity	106,337	106,506
	$174,444	$189,405